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KPMG Peat Marwick LLP

  Two Central Park Plaza         Telephone 402 348 1450     Telefax 402 348 0152
  Suite 1501
  Omaha, NE.  68102

  233 South 13th Street,         Telephone 402 476 1216     Telefax 402 476 1944
  Suite 1600
  Lincoln, NE.  68508-2041








                              ACCOUNTANTS' CONSENT


The Board of Directors
Ballantyne of Omaha, Inc.

We consent to incorporation by reference in the registration statement (No. 333-03849) on Form S-8 of Ballantyne of Omaha, Inc. of our report, dated January 10, 1997, relating to the consolidated balance sheets of Ballantyne of Omaha and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of income, retained earnings and cash flows for each of the years in the three-year period ended December 31, 1996, and related schedule, which report appears in the December 31, 1996 annual report on Form 10-K of Ballantyne of Omaha, Inc.


                                                KPMG Peat Marwick LLP




Omaha, Nebraska
October 3, 1997



                                  EXHIBIT 23.1